As filed with the Securities and Exchange Commission on January 30, 2007

Registration no. 333-136822

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

AMENDMENT NO. 3

TO

FORM S-3

______________

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

______________

EMPIRE FINANCIAL HOLDING COMPANY

(Exact name of Registrant as specified in its charter)

______________

FLORIDA	56-3627212
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2170 West State Road 434, Suite 100

Longwood, Florida 32779

(Address, including zip code, and telephone number, including area code, of Registrant’s executive offices)

DONALD A. WOJNOWSKI, JR

Chief Executive Officer

2170 West State Road 434, Suite 100

Longwood, Florida 32779

(800) 569-3337

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen A. Zelnick, Esq.

Morse, Zelnick, Rose & Lander, LLP

405 Park Avenue

New York, New York 10022

(212) 838-8040

(212) 838-9190 (Facsimile)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If the only securities being registered on this Form are to be offered pursuant to dividend or reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

ii

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

iii

PROSPECTUS

7,764,138 Shares of Common Stock

EMPIRE FINANCIAL HOLDING COMPANY

The selling stockholders named in this prospectus are offering to sell up to an aggregate of 7,764,138 shares of our common stock, as follows:

3,301,514	Shares of common stock owned by EFH Partners, LLC.

1,111,024

Shares of common stock (including 306,250 shares issuable upon exercise of warrants), issued to third party accredited investors in a $1,263,000 private placement of Units each Unit consisting of shares of common stock, warrants, each to purchase one share of common stock at an exercise price of $5.46 per share, and 30-day option assignments from a third party to purchase shares of common stock at $1.25 per share, in December – January, 2005 – 2006;

1,299,208

Shares of common stock (including 866,139 shares issuable upon conversion of Series F Convertible Preferred Stock and 433,069 shares issuable upon exercise of warrants), issued to third party accredited investors in a $2,814,993 private placement of Units each Unit consisting of two shares of Series F Convertible Preferred Stock and one warrant, each to purchase one share of common stock at an exercise price of $4.50 per share, in March 2006.

1,166,666

Shares of common stock issuable upon conversion of Series B Convertible Preferred Stock, issued to EFH Partners, LLC, an affiliated entity, in March 2005, in exchange for $500,000 of cash and cancellation of a $200,000 note previously issued by us.

260,000

Shares of common stock issuable upon exercise of 5 year warrants issued to EFH Partners, LLC, an affiliated entity, in June 2005, each to purchase one share of common stock, including 200,000 warrants with an exercise price of $2.00 per share and 60,000 warrants with an exercise price of $1.50 per share.

50,000	Shares of common stock issued to an accredited investor in May 2005, for $100,000.

125,726	Shares of common stock previously owned by our former Executive Director, purchased by three accredited investors in March, 2006 for $156,697.50, with EFH Partners, LLC acting as agent.

100,000

Shares of common stock issuable upon conversion of our Series D Convertible Preferred Stock, issued in May, 2005 to our legal counsel, Greenberg Traurig, P.A., in partial payment for accounts payable for legal services in the amount of $200,000.

200,000

Shares of common stock issuable upon exercise of 5 year warrants, each to purchase one share of common stock at $0.60 per share, issued in May, 2005 to our legal counsel, Greenberg Traurig, P.A., in partial payment for accounts payable for legal services.

150,000

Shares of common stock issuable upon exercise of 5 year warrants, each to purchase one share of common stock at $0.60 per share, 100,000 of which were issued in June, 2004 and 50,000 of which were issued in May, 2005 to the same institutional accredited investor.

The shares of our common stock covered by this prospectus are being registered for resale by the selling stockholders, from time to time in transactions (which may include block transactions) on the American Stock Exchange (or other markets on which shares of our common stock are then traded), in negotiated transactions, through put or call option transactions relating to the shares, through short sales of shares, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices. None of the selling stockholders has entered into agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares, but if shares are sold through broker-dealers commissions will not exceed 8%. We will not receive any of the proceeds from the sale of these securities. However, we will receive a total of $4,320,936 if all the warrants underlying some of the shares being offered are exercised in full.

Shares of our common stock are traded on the American Stock Exchange under the symbol “EFH”. On January 29, 2007 the closing price of our common stock was $2.68 per share.

See “Risk Factors” beginning on Page 4 for the factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January  31, 2007.

TABLE OF CONTENTS

WHERE YOU CAN FIND MORE INFORMATION	2
SUMMARY	3
RISK FACTORS	4
REPORTS TO SECURITY HOLDERS	8
INCORPORATION OF DOCUMENTS BY REFERENCE	8
FORWARD LOOKING STATEMENTS	9
USE OF PROCEEDS	9
SELLING STOCK HOLDERS	10
PLAN OF DISTRIBUTION	19
LEGAL MATTERS	20
EXPERTS	20
SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	21

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational and reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance with that statute, have filed various reports, proxy statements and other information with the Securities and Exchange Commission. You may inspect these reports, proxy statements and other information at the public reference facilities of the Securities and Exchange Commission at its principal offices at 100 F Street, N.E. Washington, D.C. 20549, and at its regional offices located at 3 World Financial Center, New York, NY 10021. You can get copies of these reports and other information from these offices upon payment of the required fees. These reports and other information can also be accessed from the web site maintained by the Securities and Exchange Commission at http://www.sec.gov. The public may obtain information on operations of the public reference room by calling the Securities and Exchange Commission at (800) SEC-0330.

We have filed a registration statement on Form S-3 with the Securities and Exchange Commission under the Securities Act with respect to the shares offered by this prospectus. This prospectus, which forms a part of the registration statement, provides information as to the shares and warrants covered by the filing. However, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits. You can get copies of the registration statement and the accompanying exhibits from the Securities and Exchange Commission upon payment of the required fees or it may be inspected free of charge at the public reference facilities and regional offices referred to above.

You may rely only on the information contained in this prospectus, including the documents incorporated in this prospectus by reference. We have not authorized anyone to provide information that is different from that contained in this prospectus. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may not be accurate after the date appearing on the cover.

SUMMARY

Overview

We provide a full range of securities brokerage, asset management and market making services to individual investors, independent registered representatives, unaffiliated broker dealers and institutional and wholesale customers in all 50 states and also in Europe, Asia and other locations. We also offer investment advisory, investment banking and corporate financing services.

The Offering

The shares of our common stock covered by this prospectus are being registered for resale by the selling stockholders, from time to time in transactions (which may include block transactions) on the American Stock Exchange (or other markets on which shares of our common stock are then traded), in negotiated transactions, through put or call option transactions relating to the shares, through short sales of shares, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices. None of the selling stockholders has entered into agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares.

Selling Stockholders

The Selling Stockholders consist of 31 non-institutional individual and other investors and 15 institutional investors, all of whom acquired their shares of common stock, or the warrants or preferred stock underlying the shares of common stock offered hereby, in transactions with us or our former executive officers. The specific transactions in which these shares were acquired are all detailed in the Selling Stockholders section later in this Prospectus. Empire will receive none of the proceeds from the sale of shares by the Selling Stockholders. However, if all of the warrants underlying shares of common stock covered hereby are exercised Empire will receive aggregate proceeds of $4,320,936, all of which will be added to Empire’s working capital.

Change of Control

Pursuant to the terms of a stock purchase agreement, dated March 8, 2005 between us and EFH Partners, LLC, a Delaware limited liability company (“EFH Partners”)EFH Partners acquired control of our Company through the following transactions:

•	We sold 416,667 shares of common stock for $250,000 in cash;

•

We sold 7,000 shares of Series B Convertible Preferred Stock accompanied with an option to acquire 1,666,666 shares of common stock at an exercise price of $.60 per share, in exchange for $500,000 of cash and cancellation of a $200,000 note previously issued to us;

•

A trust administered by a former officer of ours sold 500,000 shares and an option to purchase an additional 1,050,000 shares of the Company’s common stock for an undisclosed amount. The option expires on various dates from 24 to 42 months after May 20, 2005, and has exercise prices ranging from $1.25 to $2.25 per share; we exchanged 10,000 shares of our preferred stock Series A, outstanding debt in the amount of $240,000 and a severance obligation owed to a former officer of the Company and a trust controlled by him, for 7,062 shares of our Preferred Stock Series C valued at $770,040. The Preferred Stock Series C is convertible into shares of our common stock at $2.00 per share.

•	On June 29, the options granted in conjunction with the sale of our Series B Preferred Stock, were exercised for $1,000,000 in cash.

Corporate Information

We were organized in 2000 under the laws of Florida. Our principal executive office is located at 2170 West State Road 434, Suite 100, Longwood, Florida 32779, telephone number (800) 569-3337.

RISK FACTORS

The securities offered by the selling stockholders involve a high degree of risk and should only be purchased by persons who can afford to lose their entire investment. Prospective purchasers should carefully consider, among other things, the following risk factors and the other information in this prospectus, including our financial statements and the notes to those statements, prior to making an investment decision.

Failure of our securities brokerage subsidiary to maintain required minimum net capital may subject it to fines, penalties and other sanctions including suspension or expulsion as a broker dealer.

Our securities brokerage subsidiary, Empire Financial Group, Inc. (“EFG”), is subject to SEC Uniform Net Capital Rule 15c3-l, which requires the maintenance of minimum net capital and requires that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 15 to 1. Net capital and the related ratio of aggregate indebtedness to net capital, as defined, may fluctuate on a daily basis.

On February 6, 2005, EFG received a letter from the National Association of Securities Dealers (“NASD”) threatening disciplinary action for failure to maintain required net capital during the period from September 2003 to February 14, 2005 and alleging its violation of other NASD rules. The NASD calculated the range of net capital deficiencies during that period as between approximately $488,000 and $1.833 million.

On August 11, 2006, EFG was notified by the NASD that the NASD considered secured notes receivable from employees totaling $1,348,357 as non allowable assets which would have placed EFG in a net capital violation. Before giving effect to the NASD position, EFG had determined that its net capital at June 30, 2006 was $885,923, which exceeded the minimum net capital requirement by $364,423 (an excess amount challenged by the NASD). Although the Company disagrees with the NASD position, as a result of the notification from the NASD, on August 11, 2006, the Company called the demand notes and ordered its clearing company to sweep the securities pledged as collateral for the notes from a segregated account and deposit the securities in the name of EFG in its general marketable securities account. EFG then reclassified the amounts previously recorded as secured demand notes receivable as marketable securities owned, at market value. Further, pursuant to a request by the NASD, the Company also filed a net capital deficiency notification under Exchange Act Rule 17a 11 with the SEC and NASD on August 11, 2006.

At this time we cannot determine the nature or severity of any legal or other regulatory sanctions that might be imposed on EFG, certain of its current or former officers, or on certain of its employees in connection with the threatened NASD disciplinary action or the claimed failure to meet net capital requirements in 2005 and 2006, but any sanctions could include fines, penalties, disgorgement of profits, the issuance of cease and desist orders or suspension or expulsion as a broker dealer. Further, failure to maintain the required net capital may subject EFG to suspension or revocation of registration by the SEC and suspension or expulsion by the NASD and other regulatory bodies and ultimately could require EFG’s liquidation. The Net Capital Rule prohibits payments of dividends, redemption of stock, the prepayment of subordinated indebtedness and the making of any unsecured advance or loan to a shareholder, employee or affiliate, if the payment would reduce the firm’s net capital below a certain level.

Failure to collect a substantial note receivable could impair our liquidity and force us to reduce or curtail operations.

We have advanced substantial funds to an independently owned brokerage office in Uniondale, New York for which we provide support services. The note receivable of approximately $3.5 million dollars at June 30, 2006 is collateralized by notes from the registered representatives and furniture and fixtures of the office and is guaranteed by the principal of that office. Due to the uncertainty of several factors such as the ability of the brokerage office to retain its brokers, market conditions and regulatory factors, there is no assurance that we will be able to recover the funds loaned. Failure to collect the note could impair our liquidity and force us to reduce or curtail operations.

We are at a competitive disadvantage to a number of competitors.

Our competitors generally have greater marketing, financial and technical resources than ours. These competitors can offer a wider range of services and financial products than we can. Our competitors also have greater name recognition and more extensive client bases. These competitors may be able to respond more quickly to new or changing opportunities, technologies and client requirements and may be able to undertake more extensive promotional activities, offer more attractive terms to clients and adopt more aggressive pricing policies. Moreover, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties or may consolidate to enhance their services and products. We expect that new competitors or alliances among competitors will emerge and may acquire significant market share. We cannot operate successfully, and may not be able to continue to operate, unless we overcome these competitive disadvantages.

The occurrence of losses not reflected on our balance sheet could reduce our operating results and impair our liquidity without adequate prior notice to investors,

Retail customer transactions are cleared through the clearing broker on a fully disclosed basis. In the event that customers default in payments of funds or delivery of securities, the clearing broker may charge the Company for any loss incurred in satisfying the customer’s obligations. Additional credit risk occurs if the clearing brokers of affiliates do not fulfill their obligations. Though we regularly monitor the activity in our customer accounts for compliance with margin requirements, rapid change in market value or lack of liquidity for securities held in margin accounts could impose losses on us. In addition, we have sold securities which we do not currently own and therefore will be obligated to purchase the securities at a future date. We have recorded these obligations in our financial statements at June 30, 2006 at the market values of the securities and will incur a loss if the market value increases subsequent to June 30, 2006. the occurrence of these off balance sheet losses could impair our liquidity and force us to reduce or curtail operations.

Concentrations of credit risk increase the risk of material harm from defaults

We are engaged in various trading and brokerage activities in which counterparties primarily include broker-dealers, banks and other financial institutions. In the event counterparties do no fulfill their obligations, we may be exposed to risk. The risk of default depends on the creditworthiness of the counterparty or issuer of the instrument. It is our policy to review, as necessary, the credit standing of each counter-party. Our cash in bank accounts, at times, exceeds the Federal Deposit Insurance Corporation (“FDIC”) insurable limit of $100,000. We have not experienced any previous losses due to this policy. The concentration of these credit risks increases the magnitude of the harm we would suffer in the event of default.

Potential losses or sanction as a result of employee misconduct

Employee misconduct could result in regulatory sanctions and unanticipated costs to us. Because our business involves handling cash and marketable securities on behalf of our customers, employee misconduct could result in unknown and unmanaged risks or losses. Misconduct by employees could also include binding us to transactions that exceed authorized limits or present unacceptable risks or hiding from us unauthorized or unsuccessful activities. If these losses are significant they could materially reduce our income and impair our liquidity,

Market price fluctuations could result in lost revenues to us and adversely affect our profitability.

Our order execution services involve the purchase and sale of securities predominantly as principal, instead of buying and selling securities as an agent for our customers. As a result, we may own securities or may be required to buy or sell securities to complete customer transactions. During the period that we own the securities or may be required to buy or sell securities, market prices could fluctuate significantly which could result in lost revenues to us and adversely affect our profitability.

Termination of business relationships with us by our network of independent registered representatives

Our independent registered representatives could terminate their relationship with us on little or no notice, could associate with another broker dealer and transfer their client accounts to that broker. Those actions by a number of representatives could materially and adversely affect our revenues.

Control of our Company by a single shareholder limits the power of other shareholders to influence decisions.

EFH Partners and its individual members beneficially own approximately 75% of our outstanding common stock (assuming the conversion of the Series B convertible preferred stock owned by EFH Partners). As a result of their stock ownership EFH Partners can elect all of our directors and approve or disapprove all matters requiring stockholder approval, such as selling substantially all of our assets, merging with another entity or changing our Certificate of Incorporation. EFH’s controlling position effectively limits the voting power of other stockholders. Further, the Chairman of our Board of Directors is also co-managing director of EFH Partners further increasing EFH Partners’ influence over our business and affairs. Further, EFH Partners acquired its controlling position in mid 2005 and it is too early for investors to analyze the effect of its position.

Our administrative cots, including compliance with Section 404 of the Sarbanes-Oxley Act, will be significantly higher than they are now, which will make it more difficult for us to be profitable and cash flow positive. Difficulties in complying with Section 404 of the Sarbanes-Oxley Act could affect our market value.

The Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the Securities and Exchange Commission and the American Stock Exchange have imposed various new requirements on public companies, including requiring changes in corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these compliance requirements. Moreover, these rules and regulations increase our legal and financial compliance costs and make some activities more time-consuming and costly.

In particular, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal control over financial reporting and disclosure controls and procedures. Commencing in 2007, we will be required to perform system and process evaluation and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal control over financing reporting, as required by Section 404 of the Sarbanes-Oxley Act. Beginning in 2008, our independent registered public accounting firm will be required to evaluate and test our internal control over financial reporting, and to issue an opinion on the effectiveness of our internal control over financial reporting. Our testing, or the subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal control over financial reporting that are deemed to be material weaknesses. Our compliance with Section 404 will required that we incur substantial accounting expense and expend significant management time on compliance-related issues. We currently do not have an internal audit group, and we will evaluate the need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. If we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline and we could be subject to sanctions or investigations by the Securities and Exchange Commission, the American Stock Exchange or other regulatory authorities, which would require additional financial and management resources. In addition, if we are unable to meet filing deadlines for reports required by the Securities Exchange Act, our securities could be delisted from the American Stock Exchange. If our securities were delisted, trading, if any, in our securities would be conducted in the over the counter market on the NASD’s “OTC Bulletin Board.” Consequently, the liquidity of our securities could be impaired.

Future sales or the potential for sale of a substantial number of shares of our common stock could cause the trading price of our common stock to decline.

Sales of a substantial number of shares of our common stock in the public markets, or the perception that these sales may occur, could cause the market price of our stock to decline and could materially impair our ability to raise capital through the sale of additional equity securities We have 7,051,037 shares of common stock issued and outstanding as at August 9, 2006 and an additional 6,053,536 shares of common stock underlying options, warrants and convertible securities. The exercise or conversion of these securities and the sale of the underlying shares could depress the price of our common stock.

The existence of outstanding options, warrants and convertible preferred stock could impair our ability to raise capital through subsequent equity offerings.

The existence of outstanding options, warrants and convertible preferred stock may adversely affect the terms at which we could obtain raise capital through additional equity financings. The holders of these options, warrants and convertible preferred stock have the opportunity to profit from a rise in the value or market price of our common stock and to exercise or convert them at a time when we could obtain equity capital on more favorable terms than those contained in these securities. The existence of these securities could impair our ability to raise capital through subsequent equity offerings.

We may issue shares of preferred stock in the future, which could depress the price of our stock.

Our corporate charter authorizes us to issue shares of “blank check” preferred stock. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further shareholder approval.

REPORTS TO SECURITY HOLDERS

We furnish our stockholders with annual reports containing audited financial statements. In addition, we are required to file reports on Forms 8-K, 10-QSB and 10-KSB with the Securities and Exchange Commission.

INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by us with the Securities and Exchange Commission are incorporated in this prospectus by reference:

(1)	Annual Reports on Form 10-KSB, as amended by Form 10-KSB/A, Amendments No. 1, 2 and 3 for the fiscal year ended December 31, 2005;
(2)	Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006;
(3)	Amendment No.1 to the Quarterly Reports on Form 10-QSB for the quarters ended June 30, 2005, June 30, 2006 and September 30, 2006;
(4)	Current Reports on Form 8-K filed on January 6, January 24, March 1, March 17, May 17, September 19, November 2, November 14 and November 16, 2006;
(5)	Current Report on Form 8-K filed on November 14, 2006, as amended by Amendment No. 1 on Form 8-K/A filed on January 24, 2007;
(6)

Each document filed after the date of this prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act but before this offering terminates is incorporated in this prospectus by reference and is to be treated as part of this prospectus from the date it was filed. Any statement contained in a document incorporated or deemed to be incorporated in this prospectus by reference is modified or superseded to the extent that a statement contained in this prospectus or in any other subsequently filed document which is incorporated in this prospectus by reference modifies or supersedes such statement.

Upon written or oral request, we will provide, without charge, each person to whom a copy of this prospectus is delivered, a copy of any document incorporated by reference in this prospectus (other than exhibits, unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to Empire Financial Holding Company, 2170 West State Road 434, Suite 100, Longwood, Florida 32779, telephone number (800) 569-3337, Attention: James Matthew, Chief Financial Officer.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE OF SHARES OF OUR COMMON STOCK COVERED BY THIS PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE OF THIS PROSPECTUS OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY CIRCUMSTANCES IN WHICH THE OFFER OR SOLICITATION IS UNLAWFUL.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements based on current expectations, assumptions, estimates and projections about us and the industry in which we operate. We use words such as plans, believes, expects, future, intends and similar expressions to identify forward-looking statements. These forward-looking statements involve numerous risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of factors more fully described elsewhere in this prospectus. We undertake no obligation to update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

USE OF PROCEEDS

The shares of our common stock offered by this prospectus are being registered for the account of the selling stockholders. We will not receive any of the proceeds from the sale of these shares. However, the shares offered by this prospectus include 1,349,319 shares underlying warrants to purchase those shares at different prices per share. Assuming the exercise of all of these warrants we would receive proceeds of approximately $4,320,936 in the aggregate, which we would use for additional working capital.

SELLING STOCK HOLDERS

The following table sets forth the information as to the ownership of our securities by the selling stockholders on August 9, 2006. On August 9, 2006, 7,051,037 shares of our common stock were outstanding. Unless otherwise indicated, it is assumed that each selling stockholder listed below possesses sole voting and investment power with respect to the shares owned as of such date by the selling stockholder, including those issuable upon exercise of warrants or options. In addition, other than indicated below, none of the selling stockholders has had a material relationship with us or any of our predecessors or affiliates within the past three years.

A person is deemed to be a beneficial owner of securities that can be acquired by such person within 60 days from the filing of this prospectus upon the exercise of options and warrants or conversion of convertible securities. Each selling stockholder’s percentage ownership is determined by dividing the number of shares beneficially owned by that person by the total number of shares beneficially owned, increased to reflect the shares underlying the options, warrants and convertible securities that are held by such person, but not held by any other person.

Selling Stockholder	Shares Owned Before the Offering		Number of Shares that May Be Sold	Shares to be Owned After the Offering	Percentage of Common Stock Owned After The Offering
Jack Dworkin 102 Aspen Lane Freehold, New Jersey 07728	45,000	(1)	45,000	0	0

3111 Broadway Reality Corp. Charitable Remainder Trust c/o Morritt, Hock Hamroff & Horowitz LLP 400 Garden City Plaza Garden City, New York 11530 Attn: Steven M. Horowitz, Co-Trustee	225,000	(2)	225,000	0	0

John Ligums, Jr. 3030 Post Oak Blvd., Suite 612 Houston, TX 77056	112,500	(3)	112,500	0	0

Mark Leventhal The Beacon Companies 150 Federal Street, 5th Floor Boston, MA 02110	112,500	(4)	112,500	0	0

Rolf Hahn 2013 White Feather Lane Nokomis, FL 34275	225,000	(5)	225,000	0	0

William Lapp Lapp, Laurie, Libra, Abramson & Thomson One Financial Plaza, Suite 2500 Minneapolis, MN 55402	112,500	(6)	112,500	0	0

William Caputo IRA Harvard Manufacturing, Inc. 600 Glen Avenue Salisbury, MD 21804	71,800	(7)	25,000	0	0

Selling Stockholder	Shares Owned Before the Offering		Number of Shares that May Be Sold	Shares to be Owned After the Offering	Percentage of Common Stock Owned After The Offering
William Caputo Harvard Manufacturing, Inc. 600 Glen Avenue Salisbury, MD 21804	108,200	(8)	155,000	0	0

Andrew C. Park 715 Landrum Court Marina, CA 93933	11,538	(9)	11,538	0	0

Cranshire Capital, LP 666 Dundee Road, Suite 1901 Northbrook, IL 60062	46,152	(10)	46,152	0	0

Crestview Capital Master, LLC 95 Revere Drive, Suite A Northbrook, IL 60062	115,386	(11)	115,386	0	0

Cynergy All Seasons Fund, LP 5299 DTC Boulevard, Suite 1150 Greenwood Village, CO 80111	46,152	(12)	46,152	0	0

David N. Baker 41 Sutter Street, #1075 San Francisco, CA 94104	23,076	(13)	23,076	0	0

Enable Opportunity Partners LP One Ferry Building, Suite 255 San Francisco, CA 94111	11,076	(14)	11,076	0	0

Enable Growth Partners LP One Ferry Building, Suite 255 San Francisco, CA 94111	67,386	(15)	67,386	0	0

Pierce Diversified Strategy Master Fund LLC One Ferry Building, Suite 255 San Francisco, CA 94111	13,845	(16)	13,845	0	0

Andrew C. Park FBO Hyun S. Park 715 Landrum Court Marina, CA 93933	11,538	(17)	11,538	0	0

Iroquois Master Fund Ltd. 641 Eighth Avenue, 26th Floor New York, NY 10022	46,152	(18)	46,152	0	0

Joseph Abrams 131 Laurel Grove Avenue Kentfield, CA 94904	23,076	(19)	23,076	0	0

Selling Stockholder	Shares Owned Before the Offering		Number of Shares that May Be Sold	Shares to be Owned After the Offering	Percentage of Common Stock Owned After The Offering
Michael R. Jacks, Trustee 204 Bret Harte Road San Rafael, CA 94901	187,863	(20)	187,863	0	0

Nite Capital LP 100 East Cook Avenue, Suite 201 Libertyville, FL 60048	46,152	(21)	46,152	0	0

Porter Partners, L.P. 300 Drakes Landing Road, Suite 175 Greanbrae, CA 94904	92,307	(22)	92,307	0	0

Thomas A. Szabo P.O. Box 2035 Rancho Santa Fe, CA 92067	23,076	(23)	23,076	0	0

Whalehaven Capital Fund Ltd. 3rd Floor, 14 Par La Ville Road Hamilton, Bermuda HM08	46,152	(24)	46,152	0	0

William D. Corbett 172 Beach Road Belvedere, CA 94920	187,863	(25)	187,863	0	0

Worthington Growth LP 262 Harbor Drive Stamford, CT 06902	46,152	(26)	46,152	0	0

Antonio Dajer 59 Kings Court, #302 San Juan, PR 00911	23,076	(27)	23,076	0	0

Brian Koontz 8441 Big Buck Lane Sarasota, FL 34240	15,000	(28)	15,000	0	0

Harold Libby 950 S. Tamiami Trail #204 Sarasota, FL 34236	57,690	(29)	57,690	0	0

James Mraz 31221 Roxbury Park Drive Bay Village, OH 44140	11,538	(30)	11,538	0	0

Jerome Meyer IRA 5630 Wisconsin Avenue NW, #1204 Chevy Chase, MD 20815	46,153	(31)	46,153	0	0

Selling Stockholder	Shares Owned Before the Offering		Number of Shares that May Be Sold	Shares to be Owned After the Offering	Percentage of Common Stock Owned After The Offering
Joel Wantmann 16320 Castello Court Delray Beach, FL 33484	11,538	(32)	11,538	0	0

Martin Arch 1233 N. Gulfstream Avenue, #704 Sarasota, FL 34236	11,538	(33)	11,538	0	0

Martin C. Haas 4919 Coral Blvd. Bradenton, FL 34210	23,076	(34)	23,076	0	0

Robert Koontz 8400 Big Buck Lane Sarasota, FL 34240	15,000	(35)	15,000	0	0

Steve Herrig 2819 Gulf of Mexico Drive Longboat Key, FL 34228	11,538	(36)	11,538	0	0

Wanda Rayle 950 S. Tamiami Trail, #204 Sarasota, FL 34236	34,615	(37)	34,615	0	0

Dr. Jonathan M. Simon and Susan Kathleen Pavlu, TBTE 1734 Greystone Court Longwood, FL 32779	46,153	(38)	46,153	0	0

Robert Coury 2553 Northeast 45th Avenue Portland, OR 97213	23,076	(39)	23,076	0	0

EFH Partners, LLC 2170 West State Road 434, Suite 100 Longwood, Florida 32779	5,278,180	(40)	4,728,180	550,000	7.8%

Eduardo Cabrera 10 School Lane Scarsdale, NY 10583	90,000	(41)	90,000	0	0

Salvatore Trovato 30 Stone Hill Drive South Manhasset, NY 11030	50,000		50,000	0	0

Bradley Gordon 1762 Cocoplum Court Longwood, FL 32779	91,887	(42)	8,524	83,363	*

Greenberg Traurig, P.A. 1221 Brickell Avenue, Suite 2200 Miami, FL 33131	300,000	(43)	300,000	0	0

Turquoise Partners, LLC c/o Arnold P. Kling 712 Fifth Avenue, 11th Flr. New York, NY 10019	150,000	(44)	150,000	0	0

Dakota Group, Ltd. c/o Arnold P. Kling 712 Fifth Avenue, 11th Flr. New York, NY 10019	50,000	(45)	50,000	0	0

———————

Less than 1*

(1)	Includes 12,500 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $5.46 per share.
(2)

Investment making authority for 3111 Broadway Reality Corp. Charitable Remainder Trust is vested in Steven Horowitz and Lynn Diamond, Co-Trustees. 3111 Broadway Reality Corp. Charitable Remainder Trust’s beneficial ownership of common stock includes 62,500 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $5.46 per share.

(3)

Includes 31,250 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $5.46 per share. Mr. Ligums purchased the stock in the ordinary course of business, and at the time of purchase of the stock to be resold, had no agreements or understandings directly or indirectly with any person to sell the stock.

(4)	Includes 31,250 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $5.46 per share.
(5)	Includes 62,500 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $5.46 per share.
(6)	Includes 31,250 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $5.46 per share.
(7)

Investment making authority for William Caputo IRA is vested in William Caputo. William Caputo IRA’s beneficial ownership of common stock includes 25,000 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $5.46 per share.

(8)	Includes 25,000 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $5.46 per share.
(9)

Includes 7,692 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 3,846 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share.

(10)

Investment making authority for Cranshire Capital, LP is vested in Mitch P. Kopin, President of its general partner, Downsview Capital. Cranshire Capital’s beneficial ownership of common stock includes 30,768 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 15,384 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share.

(11)

Investment making authority for Crestview Capital Master, LLC is vested in Stewart R. Flink, its Manager. Crestview Capital Master, LLC’s beneficial ownership of common stock includes 76,924 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 38,462 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share.

(12)

Investment making authority for Cynergy All Seasons Fund, LP is vested in Patrick S. Adams, its President and Managing Member. Cynergy All Seasons Fund, LP’s beneficial ownership of common stock includes 30,768 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 15,384 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share.

(13)

Includes 15,384 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 7,692 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share.

(14)

Investment making authority for Enable Opportunity Partners, LP is vested in Mitch Levine, its managing partner. Enable Opportunity Partners, LP’s beneficial ownership of common stock includes 7,384 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 3,692 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share.

(15)

Investment making authority for Enable Growth Partners, LP is vested in Mitch Levine, its managing partner. Enable Growth Partners, LP’s beneficial ownership of common stock includes 44,924 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 22,462 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share.

(16)

Investment making authority for Pierce Diversified Strategy Master Fund is vested in Mitch Levine, its managing partner. Pierce Diversified Strategy Master Fund’s beneficial ownership of common stock includes 9,230 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 4,615 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share.

(17)

Investment making authority for Andrew C.Park FBO Hyun S. Park is vested in Andrew C. Park. Andrew C.Park FBO Hyun S. Park’s beneficial ownership of common stock includes 7,692 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 3,846 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share.

(18)

Investment making authority for Iroquois Master Fund Ltd. is vested in Joshua Silverman, its authorized signatory. Iroquois Master Fund Ltd.’s beneficial ownership of common stock includes 30,768 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 15,384 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share.

(19)

Includes 15,384 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 7,692 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share.

(20)

Investment making authority for Michael R. Jacks Trust is vested in Michael R. Jacks, its trustee. Michael Jacks’s beneficial ownership of common stock includes 100,000 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 50,000 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share. Mr. Jacks is an employee of Empire Financial Group, an affiliated entity. Mr. Jacks purchased the stock in the ordinary course of business, and at the time of purchase of the stock to be resold, had no agreements or understandings directly or indirectly with any person to sell the stock.

(21)

Investment making authority for Nite Capital, LP is vested in Keith A. Goodman, manager of its general partner. Nite Capital, LP’s beneficial ownership of common stock includes 30,768 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 15,384 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share.

(22)

Investment making authority for Porter Partners LP is vested in Jeffrey H. Porter, its general partner. Porter Partners LP’s beneficial ownership of common stock includes 61,538 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 30,769 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share.

(23)

Includes 15,384 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 7,692 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share.

(24)

Investment making authority for Whalehaven Capital Fund Ltd. is vested in Evan Schemenaur, its Chief Operating Officer. Whalehaven Capital Fund Ltd.’s beneficial ownership of common stock includes 30,768 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 15,384 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share.

(25)

Includes 100,000 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 50,000 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share. Mr. Corbett is an employee of Empire Financial Group, an affiliated entity. Mr. Corbett purchased the stock in the ordinary course of business, and at the time of purchase of the stock to be resold, had no agreements or understandings directly or indirectly with any person to sell the stock.

(26)

Investment making authority for Worthington Growth, LP is vested in Clifford Henry, its authorized signatory. Worthington Growth, LP’s beneficial ownership of common stock includes 30,768 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 15,384 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share.

(27)

Includes 15,384 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 7,692 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share.

(28)

Includes 10,000 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 5,000 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share.

(29)

Includes 38,460 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 19,230 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share.

(30)

Includes 7,692 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 3,846 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share.

(31)

Investment making authority for Jerome Meyer IRA is vested in Jerome Meyer. Jerome Meyer IRA’s beneficial ownership of common stock includes 30,769 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 15,384 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share.

(32)

Includes 7,692 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 3,846 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share.

(33)

Includes 7,692 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 3,846 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share.

(34)

Includes 15,384 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 7,692 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share.

(35)

Includes 10,000 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 5,000 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share.

(36)

Includes 7,692 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 3,846 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share.

(37)

Includes 23,077 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 11,538 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share.

(38)

Investment making authority for Dr. Jonathan M. Simon and Susan Kathleen Pavlu, TBTE is vested in Dr. Jonathan M. Simon and Susan Kathleen Pavlu. Dr. Jonathan M. Simon and Susan Kathleen Pavlu, TBTE’s beneficial ownership of common stock includes 30,769 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 15,384 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share.

(39)

Includes 15,384 shares underlying Series F Convertible Preferred Stock, convertible within 60 days of the date of this prospectus, and 7,692 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share.

(40)

Includes warrants, currently exercisable, to purchase 60,000 shares of our common stock at $1.50 per share, warrants, currently exercisable, to purchase 200,000 shares of our common stock at $2.00 per share and 7,000 shares of Series B Preferred Stock, par value $.01 per share, which rank superior to our common stock and are currently convertible into an aggregate of 1,166,666 shares of our common stock. EFH Partners, LLC also has the right to acquire 400,000 shares of our common stock underlying options, at an exercise price of $1.75 per share, and 150,000 shares of our common stock underlying options, at an exercise price of $2.25 per share. The shares underlying these options are held of record by The Gagne First Revocable Trust, and are also covered by irrevocable proxies, dated May 20, 2005, delivered by The Gagne First Revocable Trust to EFH Partners, LLC, which permit EFH Partners, LLC to vote these shares on all matters, except that without the approval of The Gagne First Revocable Trust, these shares may not be voted in favor of (i) the sale of all or substantially all of our assets, (ii) our merger with any other entity or (iii) the authorization of a new employee stock option plan or an increase in the number of shares of our common stock available under any existing employee stock option plan. EFH Partners, LLC is an affiliated entity and a major shareholder. Steven M. Rabinovici, our Chairman, is one of its two managing members. Investment making authority for the EFH Partners, LLC is vested in Steven M. Rabinovici and Steven M. Horowitz, managing members. EFH Partners, LLC, purchased the stock in the ordinary course of business, and at the time of purchase of the stock to be resold, had no agreements or understandings directly or indirectly with any person to sell the stock.

(41)

Includes 25,000 shares underlying warrants, currently exercisable, each to purchase one share of common stock at $5.46 per share. Mr. Cabrera is an employee of Empire Financial Group, an affiliated entity. Mr. Cabrera purchased the stock in the ordinary course of business, and at the time of purchase of the stock to be resold, had no agreements or understandings directly or indirectly with any person to sell the stock.

(42)

Includes options, currently exercisable, to purchase 20,000 shares of common stock at $1.10 per share and options, currently exercisable, to purchase 25,000 shares of common stock at $2.52 per share. Mr. Gordon is a director of Empire Financial Holding Company. Mr. Gordon purchased the stock in the ordinary course of business, and at the time of purchase of the stock to be resold, had no agreements or understandings directly or indirectly with any person to sell the stock.

(43)

Investment making authority for Greenberg Traurig, P.A. for these shares is vested in Cesar L. Alvarez, its Chief Executive Officer, and Phillip J. Kushner, a partner. Greenberg Traurig, P.A.’s beneficial ownership includes 2,000 shares of Series D Preferred Stock, currently convertible to 100,000 shares of common stock and 200,000 warrants, exercisable within 60 days of the date of this prospectus, each to purchase one share of common stock at $0.60 per share. Greenberg Traurig, P.A. is legal counsel to Empire Financial Holding Company.

(44)

Investment making authority for Turquoise Partners, LLC is vested in Arnold P. Kling, its managing member. Turquoise Partners, LLC’s beneficial ownership includes 150,000 5 year warrants, each to purchase one share of common stock at $0.60 per share, exercisable within 60 days of the date of this prospectus.

(45)	Investment making authority for Dakota Group, Ltd. is vested in Stanley F. Buchthal, its Chief Executive Officer.

____________________

The 7,764,138 shares of common stock being offered pursuant to this prospectus, or the options, warrants and preferred stock underlying some of those shares, were sold to the selling stockholders named in the above table in the following transactions:

A.	3,301,514 Shares

3,301,514 shares of common stock, including 1,666,666 shares subsequently issued on the exercise of options, were sold by us, or a trust administered by one of our former officers to EFH Partners, LLC in the 2005 change of control transaction detailed in the Summary Section of this Prospectus.

B.	1,111,024 Shares

1,111,024 Shares of common stock (including 306,250 shares issuable upon exercise of warrants), were sold by us to the following nine third party accredited investors in a $1,263,000 private placement of Units each Unit consisting of shares of common stock, warrants, each to purchase one share of common stock at an exercise price of $5.46 per share, and 30-day option assignments from a third party to purchase shares of common stock at $1.25 per share, in December – January, 2005 – 2006:

Jack Dworkin

3111 Broadway Reality Corp. Charitable Trust

John Ligums, Jr.

Mark Leventhal

Rolf Hahn

William Lapp

William Caputo IRA

William Caputo

Eduardo Cabrera

C.	1,299,208 Shares

1,299,208 shares of common stock (including 866,139 shares issuable upon conversion of Series F Convertible Preferred Stock and 433,069 shares issuable upon exercise of warrants), were sold by us to the following31 third party accredited investors in a $2,814,993 private placement of Units each Unit consisting of two shares of Series F Convertible Preferred Stock and one warrant, each to purchase one share of common stock at an exercise price of $4.50 per share, in March 2006:

Andrew C. Park

Cranshire Capital, LP

Crestview Capital Master, LLC

Cynergy All Seasons Fund,LP

David N. Baker

Enable Opportunity Partners LP

Pierce Diversified Strategy Master Fund LLC

Andew C. Park FBO Hyun S. Park

Iroquois Master Fund Ltd.

Joseph Abrams

Michael. R. Jacks, Trustee

Nite Capital LP

Porter Partners, L.P.

Thomas A. Szabo

Whalehaven Capital Fund Ltd.

William D. Corbett

Worthington Growth LP

Antonio Dajer

Brian Koontz

Harold Libby

James Mraz

Jerome Meyer IRA

Joel Wantmann

Martin Arch

Martin C. Haas

Robert Koontz

Steve Herrig

Wanda Rayle

Dr. Jonathan M. Simon and Susan Kathleen Pavlu, TBTE

Robert Coury

D.	1,166,666 Shares

1,166,666 shares of common stock issuable upon conversion of Series B Convertible Preferred Stock, were sold to EFH Partners LLC, in March 2005, in exchange for $500,000 of cash and cancellation of a $200,000 note previously issued by us.

E.	260,000 Shares

260,000 Shares of common stock issuable upon exercise of 5 year warrants issued to EFH Partners, LLC in June 2005, each to purchase one share of common stock, including 200,000 warrants with an exercise price of $2.00 per share and 60,000 warrants with an exercise price of $1.50 per share.

F.	50,000 Shares

50,000 shares of common stock were sold by us to an accredited investor, Salvatore Trovato, in May 2005, for $100,000.

G.	125,726 Shares

125,726 shares of common stock previously owned by our former Executive Director, purchased by three accredited investors, Dakota Group, Ltd., William D. Corbett and Michael R. Jacks in March, 2006 for $156,697.50, with EFH Partners, LLC acting as agent.

H.	100,000 Shares

100,000 shares of common stock issuable upon conversion of our Series D Convertible Preferred Stock, issued in May, 2005 to our legal counsel, Greenberg Traurig P.A. in partial payment for accounts payable for legal services in the amount of $200,000.

I.	200,000 Shares

200,000 shares of common stock issuable upon exercise of 5 years warrants, issued in May, 2005 to our legal counsel, Greenberg Traurig P.A. in partial payment for legal services.

J.	150,000 Shares

150,000 Shares of common stock issuable upon exercise of 5 year warrants, each to purchase one share of common stock at $0.60 per share, 100,000 of which were issued in June, 2004 and 50,000 of which were issued in May, 2005, to Turquoise Partners, LLC, an institutional accredited investor.

________________

The shares issued or to be issued in each of the above transactions were sold or will be sold to a limited number of accredited and/or financially sophisticated investors who took for investment and without a view towards distribution. All of the shares of common stock and the other underlying securities were imprinted with an appropriate Securities Act legend and all shares of common stock which may be issued on the exercise of options and warrants or the conversion of preferred stock will bear such legend. The issuance of all shares was, or on issuance will be, exempt from registration under the Securities Act pursuant to the exemptions provided by sections 4(2) and 4(6) of the Act and Regulation D thereunder.

PLAN OF DISTRIBUTION

The shares of our common stock covered by this prospectus are being registered for resale by the selling stockholders, from time to time, in transactions (which may include block transactions) on the American Stock Exchange (or other markets on which shares of our common stock are then traded), in negotiated transactions, through put or call option transactions relating to the shares, through short sales of shares, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices. None of the selling stockholders has entered into agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares, but if shares are sold through broker-dealers commissions will not exceed 8%. The selling stockholders may effect transactions by selling their shares directly to purchasers or through broker-dealers, who may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agents, or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The selling stockholders and any broker-dealers who act in connection with the sale of the shares might be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933 and any commissions received by such broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. We have agreed to indemnify each selling stockholder against a number of liabilities, including liabilities arising under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer who participates in transactions involving sales of the securities against the liabilities, including liabilities arising under the Securities Act. As used herein, “selling stockholders” includes donees and pledgees selling shares received from a named selling stockholder after the date of this prospectus. A post-effective amendment will be filed before any pledge, done, or transferee can use this Prospectus. The post-effective amendment will name any such pledge, done, or transferee. Similarly, a post-effective amendment will be filed in the event any agent, broker, dealer or other person or entity receives any compensation in addition to ordinary commissions. Such post-effective amendment will name any such persons or entities and the compensation arrangements will be disclosed.

Selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of such Rule.

We have agreed to keep the registration statement, of which this prospectus is a part, effective until all the shares covered by this prospectus are sold or can be sold freely under an appropriate exemption from the securities laws of the United States and the states, without limitation.

In order to comply with the applicable state securities laws, the shares covered by this prospectus will be offered or sold through registered or licensed brokers or dealers in those states. In addition, in a number of states the shares may not be offered or sold unless they have been registered or qualified for sale in such states, or an exemption from such registration or qualification requirement is available and such offering or sale is in compliance therewith.

Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the shares may not simultaneously engage in market making activities with respect to such securities for a period beginning when such person becomes a distribution participant and ending upon such person’s completion of participation in a distribution, including stabilization activities in the common stock to effect syndicate covering transactions, to impose penalty bids or to effect passive market making bids. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rule 10b-5 and, insofar as the selling stockholders are distribution participants, Regulation M and Rules 100, 101, 102, 103, 104 and 105 thereof, all of which may affect the marketability of the shares covered by this prospectus.

LEGAL MATTERS

Morse, Zelnick, Rose & Lander, LLP, 405 Park Avenue, New York, New York 10022 will deliver an opinion that the issuance of the shares covered by this prospectus has been approved by our Board of Directors and that such shares, when issued, will be fully paid and non-assessable under Florida law.

EXPERTS

The consolidated financial statements of Empire Financial Holding Company and subsidiaries as of and for the year ended December 31, 2005 appearing in Empire Financial Holding Company’s annual report on Form 10-KSB/A for the year ended December 31, 2005 have been audited by Miller Ellin & Company, LLP, an independent registered public accounting firm, as set forth in their report thereon dated March 14, 2006, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The consolidated financial statements of Empire Financial Holding Company and subsidiaries as of and for the year ended December 31, 2004 appearing in Empire Financial Holding Company’s annual report on Form 10-KSB for the year ended December 31, 2005 have been audited by Sweeney, Gates & Co., an independent registered public accounting firm, as set forth in their report thereon dated March 11, 2005, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

LIMITATION OF DIRECTORS’ LIABILITY AND INDEMNIFICATION

Our Certificate of Incorporation provides that a director will not be personally liable to us or to our shareholders for monetary damages for breach of fiduciary duty as a director, including breaches which constitute gross negligence. These provisions do not eliminate or limit the liability of a director:

•	for breach of his or her duty of loyalty to us or to our stockholders;
•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	under Section 607.0834 of the Florida Business Corporation Act (relating to unlawful distributions to shareholders);
•	for violation of a criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; or
•	for any transaction from which the director derived an improper benefit.

Our certificate of incorporation also provides that we shall indemnify any present or former officer, director, employee or agent of ours to the fullest extent authorized by law. In addition, we have an indemnification agreement with our directors and executive officers that provides mandatory indemnification by the company from and against claims, damages, expenses (including attorney’s fees), judgments, fines, amounts paid in settlement and all other liabilities actually and reasonably incurred in actions or suits other than by or in the right of the company, and, in actions or suits by or in the right of the company, against any and all expenses (including attorney’s fees) and amounts paid in settlement actually and reasonably incurred.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to our Certificate of Incorporation, Bylaws and the Florida Business Corporation Act, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

7,764,138 Shares

Common Stock

EMPIRE FINANCIAL HOLDING COMPANY

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PROSPECTUS

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January 31, 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

We agreed to register the re-offer and re-sale of the shares of our common stock and the warrants covered by this prospectus by filing the registration statement which this prospectus is a part under the Securities Act and the securities laws of the states. We agreed to pay all the expenses and fees incurred in connection with the preparation, filing and modification or amendment of the registration statements except for selling commissions. These expenses are estimated at $32,470.46, as follows:

SEC registration fee	$2,365.50
Accounting fees and expenses	$10,000.00
Legal fees and expenses	$20,000.00
Total	$32,365.50

Item 15. Indemnification of Directors and Officers

Our Certificate of Incorporation provides that a director will not be personally liable to us or to our shareholders for monetary damages for breach of fiduciary duty as a director, including breaches which constitute gross negligence. Our certificate of incorporation also provides that we shall indemnify any present or former officer, director, employee or agent of ours to the fullest extent authorized by law. In addition, we have an indemnification agreement with our directors and executive officers that provides mandatory indemnification by the company from and against claims, damages, expenses (including attorney’s fees), judgments, fines, amounts paid in settlement and all other liabilities actually and reasonably incurred in actions or suits other than by or in the right of the company, and, in actions or suits by or in the right of the company, against any and all expenses (including attorney’s fees) and amounts paid in settlement actually and reasonably incurred.

These provisions do not eliminate or limit the liability of a director:

•	for breach of his or her duty of loyalty to us or to our stockholders;
•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	under Section 607.0834 of the Florida Business Corporation Act (relating to unlawful distributions to shareholders);
•	for violation of a criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; or
•	for any transaction from which the director derived an improper benefit.

Item 16. Exhibits

Exhibit
No.	Description
3.1	Certificate of Designation for Series B Preferred Stock (1)
3.2	Certificate of Designation for Series F Preferred Stock (7)
3.3	Certificate of Designation for Series D Preferred Stock (1)
4.1	Form of Warrant in connection with the private placement of Units, December – January 2005-2006 (6)
4.2	Form of Warrant in connection with the private placement of Units, March 2006 (2)
4.3	Form of Warrant dated June 1, 2005 (6)
4.4	Form of Warrant dated June 1, 2005 (6)
4.5	Form of Warrant *
5.1	Opinion of Morse, Zelnick, Rose & Lander, LLP*
10.1	Stock Purchase Agreement dated as of March 8, 2005 (3)
10.2	Stock Exchange Agreement dated as of March 8, 2005 (4)
10.3	Form of Securities Purchase Agreement used in connection with the private placement of Units, March 2006 (5)
23.1	Consent of Miller Ellin & Company, LLP*
23.2	Consent of Sweeney, Gates & Co.*
23.3	Consent of Eisner LLP*
23.4	Consent of Rosen Seymour Shapss Martin & Company LLP*
23.5	Consent of Morse, Zelnick, Rose & Lander, LLP (included in Exhibit 5.1)
24	Power of Attorney (included on signature page)

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Notes to exhibits

*  Filed herewith

(1)	Filed on May 26, 2005, as exhibit 3.1 to our report on Form 8-K, S.E.C. file no. 001-31292, and incorporated herein by reference.
(2)	Filed on March 17, 2006, as exhibit 10.15 to our report on Form 8-K, S.E.C. file no. 001-31292, and incorporated herein by reference.
(3)	Filed on March 10, 2005, as exhibit 10.1 to our report on Form 8-K, S.E.C. file no. 001-31292, and incorporated herein by reference.
(4)	Filed on March 10, 2005, as exhibit 10.2 to our report on Form 8-K, S.E.C. file no. 001-31292, and incorporated herein by reference.
(5)	Filed on March 17, 2006, as exhibit 10.14 to our report on Form 8-K, S.E.C. file no. 001-31292, and incorporated herein by reference.
(6)	Filed on August 22, 2006 with the initial filing of this registration statement.
(7)	Filed on March 17, 2006, as exhibit 3.1 to our report on Form 8-K, S.E.C. file no. 001-31292, and incorporated herein by reference.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which it offers or sells securities, a post effective amendment to this Registration Statement to:

(i)	include any prospectus required by Section 10(a) (3) of the Securities Act;

(ii)           reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	include any additional or changed material information on the plan of distribution.

(2)           For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities then being offered, and the offering of such securities at that time shall be deemed to be the initial bonafide offering of such securities.

(3)           To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)           For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the iunitial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer to sell such securitiers to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§230.424)

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer;

(iii) The portion of any other freee writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provide by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is and offer in the offering made by the undersigned small business issuer to the purchaser.

(5)           To supplement the Prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Longwood, State of Florida on January 29, 2007.

EMPIRE FINANCIAL HOLDING COMPANY

By:	/s/ DONALD A. WOJNOWSKI, JR.
Donald A. Wojnowski, Jr.
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below, constitute and appoint Donald A. Wojnowski, Jr. and Stephen A. Zelnick, and each of them, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places, steads, in any and all capacities, to sign this Registration Statement to be filed with the Securities and Exchange Commission and any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the day of January 29, 2007.

Signature	Title

/s/ DONALD A. WOJNOWSKI, JR*. Donald A. Wojnowski, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ JAMES M. MATTHEW* James M. Matthew	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ STEVEN M. RABINOVICI* Steven M. Rabinovici	Director

/s/ JOHN C. RUDY* John C. Rudy	Director

/s/ BRADLEY L. GORDON* Bradley L. Gordon	Director

Kirk M. Warshaw	Director

*by:	/s/ Stephen A. Zelnick
Stephen A. Zelnick, attorney-in- fact